UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2012

Gilead Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Lakeside Drive, Foster City, California		94404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 574-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed, on November 21, 2011, Pharmasset, Inc., a Delaware corporation (“Pharmasset”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gilead Sciences, Inc., a Delaware corporation (“Gilead”) and Royal Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Gilead (“Merger Sub”) (the rights of which thereunder were assigned to Royal Merger Sub II Inc., a Delaware corporation and indirect wholly-owned subsidiary of Gilead (“Merger Sub II”), on January 12, 2012). In accordance with the terms of the Merger Agreement, Gilead, Merger Sub and Merger Sub II commenced a tender offer to purchase all outstanding shares of common stock, par value $0.001 (“Shares”) of Pharmasset, at a price of $137 per Share, net to the seller in cash (less any required withholding taxes and without interest) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 6, 2011 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”). The Shares were purchased by Merger Sub II (“Purchaser”), at the election of Gilead pursuant to the terms of the Offer.

On January 12, 2012, Gilead announced the completion of the Offer. The Offer expired at 12:00 midnight, New York City time, on January 12, 2012, as scheduled and was not extended. According to BNY Mellon, the Depositary for the Offer, approximately 72,041,926 Shares were validly tendered and not properly withdrawn, which represented approximately 95% of the outstanding Shares (including approximately 5,529,532 Shares tendered pursuant to notices of guaranteed delivery, which represented approximately 7% of the outstanding Shares). Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares has been made, in accordance with the terms of the Offer.

On January 17, 2012, Purchaser merged with and into Pharmasset, with Pharmasset continuing as the surviving corporation (the “Merger”). In order to accomplish the Merger as a “short-form” merger, Purchaser exercised its “top-up” option pursuant to the Merger Agreement, which permitted Purchaser to purchase additional Shares directly from Pharmasset for $137 per Share (the same purchase price pain in the Offer). All outstanding Shares, other than (i) Shares owned by Gilead, Purchaser or any of their direct or indirect wholly-owned subsidiaries, (ii) Shares owned by Pharmasset or its subsidiary and (iii) Shares held by Pharmasset stockholders who properly demanded appraisal for their Shares under Delaware law, were canceled and converted into the right to receive cash equal to the $137 price per Share.

Shares ceased trading on the NASDAQ Global Select Market at the close of market on January 17, 2012.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by Gilead with the Securities and Exchange Commission as Exhibit 2.1 to the Current Report on Form 8-K filed by Gilead on November 25, 2011, and is incorporated herein by reference.

A copy of the press release issued by Gilead on January 17, 2012, announcing the consummation of the Merger is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements of Pharmasset required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	N/A

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Gilead dated January 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

By:	/s/ Robin L. Washington
Name:	Robin L. Washington
Title:	Senior Vice President and Chief Financial Officer

Dated: January 17, 2012

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release of Gilead dated January 17, 2012.